Exhibit 10.1

Execution Version

AMENDMENT NO. 1

to

OMNIBUS AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of March 17, 2015 by and among EQT Corporation, a Pennsylvania corporation ( “EQT”), EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EQT Midstream Services, LLC, a Delaware limited liability company (the “General Partner”), and amends that certain Omnibus Agreement among EQT, the Partnership and the General Partner, entered into and effective as of July 2, 2012 (the “Original Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein are as defined in the Original Agreement.

WHEREAS, the parties desire to amend the Original Agreement to remove any restriction on reimbursement by the Partnership for any direct and indirect costs and expenses attributable to EQT’s long-term incentive programs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Effective as of January 1, 2015, Section 4.3(b) of the Original Agreement shall be deleted and replaced by the following:

“(b)                           salaries and related benefits and expenses of personnel employed by the EQT Entities who render Services to the Partnership Group, plus general and administrative expenses associated with such personnel, including long-term incentive programs; it being agreed that such allocation shall include any withholding and payroll related taxes paid by EQT or its Affiliates in connection with any long-term incentive plan of the General Partner or the Partnership Group;”

2.              The Partnership and General Partner represent and warrant that this Amendment has been approved by the Conflicts Committee of the General Partner in accordance with Section 6.5 of the Original Agreement, and EQT acknowledges the same.

3.              This Amendment, the Original Agreement and the Operation and Management Agreement constitute the entire agreement of the Parties relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein and therein.

4.              This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.              This Amendment shall be subject to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania and to venue in the state and federal courts in Allegheny County, Pennsylvania

6.              Except as expressly modified or amended by this Amendment, the terms and conditions of the Original Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

EQT CORPORATION

By:	/s/ David L. Porges
	Name:	David L. Porges
	Title:	President and Chief Executive Officer

EQT MIDSTREAM PARTNERS, LP

By:	EQT Midstream Services, LLC,
its general partner

By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

EQT MIDSTREAM SERVICES, LLC

By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amendment No. 1 to Omnibus Agreement